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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported)  JANUARY 26, 2006
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                            MICHAEL BAKER CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                  PENNSYLVANIA
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                 (State or Other Jurisdiction of Incorporation)

           1-6627                                       25-0927646
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   (Commission File Number)                 (IRS Employer Identification No.)

            100 AIRSIDE DRIVE
       MOON TOWNSHIP, PENNSYLVANIA                                    15108
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 (Address of Principal Executive Offices)                           (Zip Code)

                                 (412) 269-6300
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                       SECTION 2 - FINANCIAL INFORMATION

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 31, 2006, Michael Baker Corporation (the "Company") issued a press release announcing that its previously issued consolidated financial statements for fiscal years 2000, 2001, 2002, 2003 and 2004, and its related interim consolidated financial statements for each of the quarters of 2003 and 2004 and the first quarter of 2005, should not be relied upon because of errors in those financial statements and that such financial statements should be restated to make the necessary accounting adjustments. For further information, please see
Item 4.02(a) below and the text of the press release, which is attached as
Exhibit 99.1 to this Current Report on Form 8-K.


       SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02(A). NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On January 31, 2006, the Company issued a press release announcing that it has concluded that its previously issued consolidated financial statements for fiscal years 2000, 2001, 2002, 2003 and 2004, and its related interim consolidated financial statements for each of the quarters of 2003 and 2004 and the first quarter of 2005, should not be relied upon because of errors in those financial statements and that such financial statements should be restated. The Company reached this conclusion on January 26, 2006, based upon the recommendation of management and the concurrence of the Audit Committee of the Company's Board of Directors. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company's management and Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with PricewaterhouseCoopers LLP, the Company's former independent registered public accounting firm, and Deloitte & Touche LLP, the Company's current independent registered public accounting firm.

The corrections to be made to the Company's consolidated financial statements are required primarily due to the following Nigerian tax matters:

1) The underaccrual and underpayment of non-resident Nigerian income taxes by one of the Company's wholly-owned Energy segment subsidiaries, plus estimated penalties and interest associated with the underpayments (affects all financial statements from fiscal 2000 through the first quarter of 2005).

2) The underaccrual and underpayment of Nigerian payroll taxes related to the same Energy subsidiary's employees working on projects in Nigeria, plus estimated penalties and interest associated with the underpayments (affects all financial statements from fiscal 2001 through the first quarter of 2005).

3) Overstated prepaid tax asset balances recorded by the Company's majority-owned Nigerian subsidiary, as adjusted by applicable minority interest effects (affects all financial statements from fiscal 2001 through the first quarter of 2005).


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Certain other immaterial corrections will also be made to the Company's consolidated financial statements. The first of these corrections relates to the Company's need to record an "incurred but not reported" liability for self-insured professional liability insurance losses, which affects all financial statements from fiscal 2000 through the first quarter of 2005. Several other such corrections relate to non-routine project accounting and other transactions that result in income statement adjustments during the restatement period, but which net to an immaterial effect on retained earnings as of March 31, 2005. These corrections affect all financial statements from fiscal 2000 through the first quarter of 2005.

Based on current information, the aggregate effect of all corrections, including the related tax effects, is currently expected to result in net income reductions in the range of $0.5 million to $1.5 million in each of the 2000, 2001, 2002, 2003 and 2004 fiscal years, and a total net income reduction in the range of $5.8 million to $6.2 million for this five-year period; a net income reduction in the range of $0.6 million to $0.8 million for the first quarter of 2005; and a cumulative reduction in the range of $7.4 million to $7.8 million in the Company's retained earnings as of March 31, 2005.

The Company intends to file an amended Annual Report on Form 10-K for the year ended December 31, 2004 and an amended Quarterly Report on Form 10-Q for the first quarter of 2005. These documents will be filed with the Securities and Exchange Commission (the "SEC") as soon as practicable. The Company's historical consolidated financial statements for the five years ended December 31, 2004, and the quarter ended March 31, 2005, should not be relied upon until these restated consolidated financial statements are filed with the SEC and the restatement information disclosed therein is fully considered.

After the previously mentioned amended Form 10-K and Form 10-Q documents are filed, the Company intends to file as soon as practicable thereafter its Quarterly Reports on Form 10-Q for the second and third quarters of 2005, which have been delayed by the restatement. In addition, the Company's Annual Report on Form 10-K for the year ended December 31, 2005 is required to be filed with the SEC by March 16, 2006. This filing is also likely to be delayed by the restatement.

Management is currently working with its outside service providers in Nigeria to finalize its Nigerian income and payroll tax filings, make the necessary tax payments, and terminate its exposure to additional penalty and interest charges as soon as possible. Until such filings are completed and the necessary tax payments are made, the Company will continue to experience higher expense levels associated with related penalties and interest and professional fee expenses. The Company currently expects to complete its past due income and payroll tax filings in Nigeria by the end of March 2006.

Management currently believes that all issues which will require restatement of the Company's consolidated financial statements for each of the five years in the period ended December 31, 2004, and the first quarter of 2005, have been identified. The estimated restatement amounts disclosed above remain preliminary, unaudited, and subject to adjustment, possibly by amounts that could be material individually or in the aggregate. In addition, it is possible that the Company may identify new issues which could also impact its previously issued consolidated


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financial statements and the scope of the restatement described in this Current
Report on Form 8-K. In the event that new issues requiring restatement arise, it is possible that such additional adjustments could be material individually or in the aggregate.

Internal Control Over Financial Reporting

Management of the Company will restate its report on internal control over financial reporting as of December 31, 2004, originally included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004. In that report, management concluded that the Company's internal control over financial reporting was effective as of that date. A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Management has now concluded that the Company's internal control over financial reporting as of December 31, 2004 was ineffective as a result of the following material weaknesses:

1) The Company did not maintain effective controls over its accounting for income and other taxes, including prepaid taxes, income and other taxes payable, deferred income tax assets and liabilities and the related expense accounts, particularly the provision for income taxes. Specifically, the Company did not maintain effective controls over the preparation, filing and related financial accounting for its Nigerian income and payroll taxes. Additionally, there was a lack of oversight and review over prepaid taxes, income and other taxes payable, deferred income tax assets and liabilities and the related expense accounts, including the provision for income taxes, by personnel with appropriate expertise related to income and other taxes. This control deficiency resulted in the restatement of the Company's consolidated financial statements for fiscal years 2000, 2001, 2002, 2003 and 2004, and its related interim consolidated financial statements for each of the quarters of 2003 and 2004 and the first quarter of fiscal year 2005. Additionally, this control deficiency could result in a misstatement in the aforementioned accounts that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.

2) The Company did not maintain effective controls over its accounting for unbilled revenue, other accrued expenses, and the related revenue and cost of work performed accounts. Specifically, the Company lacked effective controls to ensure that non-routine project accounting transactions were identified, analyzed and accounted for in accordance with generally accepted accounting principles. This control deficiency resulted in misstatements to the unbilled revenue, other accrued expenses, and the related revenue and cost of work performed accounts in the Company's consolidated financial statements for the fourth quarter and full year of 2004, and the first quarter of fiscal year 2005. Additionally, this control deficiency could result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency also constitutes a material weakness.


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The Company continues to evaluate the impact of the matters described above on its internal control over financial reporting and its disclosure controls and procedures. At this time, management has determined that, as of December 31, 2004 and March 31, 2005, these two material weaknesses in its internal control over financial reporting existed.

As a result, management's report on internal control over financial reporting, as originally filed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, should no longer be relied upon and will be restated when the Company files its amended Form 10-K for the fiscal year ended December 31, 2004. The Company expects that such restated management report on internal control over financial reporting will conclude that the Company did not maintain effective control over financial reporting as of December 31, 2004. In the amended 2004 Form 10-K, the Company also expects that PricewaterhouseCoopers LLP, the Company's former independent registered public accounting firm, will issue an opinion stating that the Company did not maintain effective control over financial reporting as of December 31, 2004.

In response to these two material weaknesses, the Company's management has implemented certain additional controls that will be further described in its amended Annual Report on Form 10-K for the year ended December 31, 2004 and its amended Form 10-Q for the quarter ended March 31, 2005. It is possible that the Company may identify additional material weaknesses in its internal control over financial reporting as of December 31, 2004, which would also then need to be reported in the Company's amended filing for this period.

Statements contained in this Form 8-K that disclose the Company's or management's intentions, expectations or predictions of the future, including expected restatement adjustments to previously issued consolidated financial statements, material weaknesses in internal control over financial reporting as of December 31, 2004, and the expected filing dates for its Nigerian tax returns, are forward-looking statements. The actual amounts and effects of the Company's restatement adjustments, the number of material weaknesses in internal control over financial reporting, and the actual filing dates for its amended SEC filings could differ materially from those projected in such forward-looking statements.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

The following exhibit is filed with this report:

Exhibit No.      Description
-----------      -----------

   99.1          Press release dated January 31, 2006, filed pursuant to
                 Item 4.02(a).



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MICHAEL BAKER CORPORATION

                                      By:  /s/  William P. Mooney
                                           -----------------------------------
                                           Executive Vice President and Chief
                                           Financial Officer


Date:  January 31, 2006



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                                  EXHIBIT INDEX

Number     Description                                       Method of Filing
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99.1       Press release dated January 31, 2006, filed        Filed herewith.
           pursuant to Item 4.02(a).






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